UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2016

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 22, 2016, Mannatech, Incorporated (“Mannatech”), entered into a Supply Agreement with Natural Aloe de Costa Rica, S.A. (the “Supplier”) effective as of November 22, 2016 (the “Supply Agreement”).  Pursuant to the Supply Agreement, Mannatech has agreed to purchase an aloe vera powder in whole leaf aloe form and an aloe vera gel extract, at specific prices.  The Supply Agreement has an initial term of four years, and will automatically renew for additional two-year periods.  Under the Supply Agreement Mannatech receives certain exclusive rights to market and sell these products, provided that Mannatech complies with certain minimum purchase requirements thereunder.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of November 22, 2016, the Supply Agreement replaced in its entirety that certain Supply Agreement between Mannatech and the Supplier dated May 2, 2011, pursuant to which Mannatech purchased similar products from the Supplier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: November 29, 2016	By:	/s/ David A. Johnson
David A. Johnson
Chief Financial Officer